Exhibit 4.37

Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as “[*****]” or “*****”. A complete version of this exhibit has been filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

ACAMBIS SUBCONTRACT MODIFICATION

Subcontract Number: 200-2002-00012(CBL) (PO 28890)

Modification Number: 0003

Effective Date: This Subcontract modification is effective as of the last signed date below.

Subcontractor:	Chesapeake Biological Laboratories, Inc.
1111 S. Paca Street
Baltimore, MD 21230-2591

Authority for, and type of, modification: Bilateral Supplemental Agreement

Description of Modification:

Clause B.1	Increases the “Firm Fixed Price” and the “Total Amount” to account for a supplemental payment for third fills under Item 0001A
Clause B.2	Changes “Quantity” from [ **** ] to the [ **** ] of Item 0002
Table 1	Adds [ **** ] supplemental payment for each third fill under Item 0001A product
Clauses B.4, B.5, and B.6	Clarifies that the “Estimated Quantity” is stated in vials
Clause B.8	Adds provision for the General Release and invoicing for such release
Clause E.1	Clarifies the acceptance procedure for filled vials (paragraphs (c) and (d))
Clause F.1(b)	Clarifies the timing of the Item 0001B change-over and modifies the Item 0004B delivery date
Clause F.2	Modifies the period of performance for Items 0001A, 0001B, 0002, 0003A, 0003B, 0004A, and 0004B
Clause G.1	Deletes reference to general safety and microbial limits test and adds a reference to paragraph H.3.1 in paragraph (xiii) (paragraph (2)), clarifies acceptance procedures (paragraph (3)) and adds a Government/Buyer Property provision (paragraph (4)).
Clause G.2(f)	Modifies the ordering periods for Items 0003A, 0003B, 0004A, and 0004B.
Clause H.3	Modifies missed fill provision and deletes “partial fill” underutilization fee
Clause H.3.1	Adds provision relating performing scheduled fills [ **** ] and potential extensions to the filling period
Clause H.4	Modifies guaranteed payment and advance payment provisions
Clause H.5	Modifies planned schedule and notification of bulk vaccine shipment provisions
Clause H.6	Replaces Validation of Consistency of Manufacture provision
Clause H.6.1	Adds provision [ **** ]
Clause H.17	Modifies property provision to cover Buyer-furnished property
Section J	Modifies Attachments to include new planned vaccine schedule, Buyer-Furnished Property, Modification 0003 general release, and Statement of Work Modification 0001

Total Change to Subcontract Amount:

Item 0001A Item 0002 Item 0008	[ **** ] [ **** ] [ **** ]	[ **** ] [ **** ] [ **** ]

Changes to Subcontract:

     See attached Pages 1 — 19

ACAMBIS, INC	CHESAPEAKE BIOLOGICAL LABORATORIES, INC

[ **** ]	[ **** ]

December 31, 2002	December 30, 2002

Section B

1.	Delete Items 0001A, 0002, 004A, 005A, 006

Substitute:

B.1	SUBCONTRACT LINE ITEM 0001A Vaccine for Use as an Investigational New Drug (“IND”) US Government ACAM 2000 Program

Estimated

Description	Firm Fixed Price	Quantity	Total Amount

Fill, Lyophilize, Finish and Perform Specified Quality Control Tests For Vaccinia (ACAM2000) IND Vaccine as Described In the Vaccine Statement of Work	See Table 1 for per vial charge and Supplemental Payment for 3rd Fills	[ **** ]	[ **** ] + [ **** ]

SUBCONTRACT LINE ITEM 0001B
Change-over of Manufacturing Facilities

Description	Firm Fixed Price	Quantity

Perform All Activities Required to Clean Up Facility After Filling ACAM 2000	*NSP	1

*	The change-over fee for Item 0001B is included in the “per vial” price for Item 0001A.

B.2	SUBCONTRACT LINE ITEM 0002 Manufacturing Time to Fill, Lyophilize, and Finish Vaccinia IND Vaccine(s)

Quantity
Description	Firm Fixed Price	(months)	Total Amount

Manufacturing Time to Fill, Lyophilize, Finish and Perform Specified Quality Control Tests For Vaccinia IND Vaccine as Described In the Vaccine Statement of Work	See Paragraphs B.2(a) & (b) below	See Paragraph F.2 (Period of Performance)	As Ordered

(a)	For manufacturing time utilized to fill and finish ACAM 1000 vaccine under Item 0002, the price shall be [ **** ] per vial (utilization of Item 0002 for filling and finishing ACAM 1000 vaccine is subject to Government approval).

(b)	For manufacturing time utilized to fill and finish ACAM 2000 vaccine under Item 0002, the price shall be as set forth in Table 1 below.

(c)	See Section H.4 regarding guaranteed payment terms.

Table 1

Price per Vials
For Items	Cumulative Number of Vials of ACAM 2000 Ordered by Buyer
0001 & 0002*	Under Items 0001A & 0002

[ **** ]	[ **** ]
[ **** ]	[ **** ]
[ **** ]	[ **** ]
[ **** ]	[ **** ]
[ **** ]	[ **** ]

*	Plus [ **** ] supplemental payment for each [ **** ] (applicable to Item 0001A only) (See Provision H.3.1)

B.4	SUBCONTRACT LINE ITEM 0004A (Indefinite Delivery/Indefinite Quantity) Diluent to Accompany ACAM 1000 IND Vaccine

		Estimated	Estimated
Description	Firm Fixed Price	Quantity	Total Amount

Manufacture, Fill, Finish, and Perform Quality Control Tests for Diluent as Described in the Diluent Statement of Work	[ **** ]	[ **** ]	[ **** ]

(a)	Orders under Item 0004A are subject to Government approval.

(b)	See Section G.2 for ordering provisions.

B.5	SUBCONTRACT LINE ITEM 0005A (Indefinite Delivery/Indefinite Quantity) Approved Vaccine (after receipt of Biologics License)

Description	Firm Fixed Price	Quantity	Total Amount

Fill, Lyophilize, Finish and Perform Specified Quality Control Tests For Licensed ACAM 1000 or 2000 Vaccine as Described In Statement of Work	[ **** ]	(Vials as Ordered)	(As Ordered)

(a)	The estimated quantity is [ **** ] vials of vaccine. This is Buyer’s current best estimate of the quantities that may be ordered. The actual amounts ordered may be more or less.

(b)	See Section G.2 for ordering provisions.

B.6	SUBCONTRACT LINE ITEM 0006 (Indefinite Delivery/Indefinite Quantity) Diluent to Accompany Approved Vaccinia Vaccine(s) (after receipt of Biologics License)

Description	Firm Fixed Price	Quantity	Total Amount

Manufacture, Fill, Finish, and Perform Quality Control Tests For Diluent as Described In Statement of Work	[ **** ]	(Vials as Ordered)	(As ordered)

(a)	Estimated Quantity — The estimated quantity is[ **** ] vials of diluent. This is Buyer’s current best estimate, but the number ordered may be more or less.

(b)	See Section G.2 for ordering provisions.

2.	Add Item 0008

B.8	SUBCONTRACT LINE ITEM 0008 General Release (Section J, Attachment I)

Item 0008AA	Total Amount

Reservation of Manufacturing	[ **** ]
Capacity in [ **** ]

(a)	Buyer shall make payment for Item 0008AA within 10 calendar days of receipt of invoice or January 20, 2003, whichever is later.

Item 0008AB	Total Amount

All Other Aspects Covered by the General Release Not Included in Item 0008AA	[ **** ]

(a)	Buyer must make payment for Item 0008AB within 10 calendar days of receipt of invoice or January 20, 2003, whichever is later.

Section E

1.	Delete Provision E.1

Substitute:

E.1	INSPECTION, QUALITY ASSURANCE, AND ACCEPTANCE

(a)	Inspection and acceptance of the articles, services, and documentation called for herein shall be accomplished by the Contractual Officer, or his duly authorized representative (who for the purposes of this Subcontract shall be the Program Officer) at the destination of the articles, services or documentation.

(b)	Each order tendered for acceptance shall include a Certificate of Conformance (See Section J, Attachment F), properly executed by the Manufacturer. A copy of the Certificate of Conformance shall also be included with Manufacturer’s invoice following Buyer’s inspection and acceptance of each order.

(c)	Approval of Manufacturer’s final batch records shall constitute “acceptance.”

(d)	Buyer will accept delivered filled vials that conform to Subcontract requirements. A filled vial shall be considered to conform to Subcontract requirements if its manufacture conforms to good manufacturing practices and does not materially deviate from the approved Master Batch Records or standard operating procedures. A “material deviation” is one that causes the product to fail to meet the Buyer’s release criteria.

(e)	On site inspections of the physical plant may be conducted by the Buyer, the Government and/or their duly authorized representatives and other designated technical experts. Plant inspection, at a minimum, will include Device Master Records, document control procedures, facilities, personnel training records, equipment process procedures, and Quality Assurance Program reviews. Further, the on site representative(s), if designated, will perform the inspection and acceptance of articles, services and documentation contained in (a) above.

(f)	In addition to the inspections discussed above, Buyer may conduct one full-scale GMP audit per year. Buyer may conduct additional full-scale GMP audits if the parties mutually agree or in the instance of a product failure, deviations from acceptable production practices, or any other occurrence that calls the product’s quality or integrity into question.

(g)	Manufacturer agrees to provide and maintain a quality control system acceptable to Buyer and the Government and to provide access to Manufacturer’s facilities at all reasonable times for surveillance periodically by Buyer and authorized representatives of the Government. Manufacturer agrees to include, and to require its subcontractors to include, the substance of this paragraph, including this sentence, in each of its subcontracts under this Subcontract.

Section F

1.	Delete Provision F.1(b)

Substitute:

(b)	The Manufacturer shall deliver, within the time frames specified, the Items set forth below.

No.	Description	Delivery Date

1	Vials of IND ACAM 2000 per Subcontract Item 0001A	As scheduled in accordance with provision H.5

2	Change-over per Subcontract Item 0001B	At the completion of filling ACAM 2000

3	Vials of IND ACAM 1000 and/or ACAM 2000 per Subcontract Item 0002	As scheduled in accordance with provision H.5

4	Change-over(s) per Subcontract Item 0003A and/or 0003B	At end of each Item 0002 product campaign(s)

5	Vials of IND Diluent to accompany ACAM 1000 vaccine per Subcontract Item 0004A	Concurrent with delivery of Item 0002 ACAM 1000 vaccine to which the diluent relates or, if no related vaccine, as mutually agreed between Buyer and Manufacturer prior to Issuance of the Delivery Order.

6	Vials of IND Diluent to accompany ACAM 2000 vaccine per Subcontract Item 0004B	Concurrent with delivery of Item 0002 ACAM 2000 vaccine to which the diluent relates or, if no related vaccine, as mutually agreed between Buyer and Manufacturer prior to issuance of the Delivery Order.

7	Vials of ACAM 1000 or 2000 per Subcontract Item 0005A	As agreed upon between Buyer and Manufacturer prior to Issuance of the Delivery Order.

8	Change-over(s) per Subcontract Item 0005B	At end of Item 0005A product campaign(s)

9	Vials of Diluent per Subcontract Item 0006	As agreed upon between Buyer and Manufacturer prior to Issuance of the Delivery Order.

2.	Delete Provision F.2

Substitute:

     F.2   PERIOD OF PERFORMANCE

(a)	The period of performance for this Subcontract will be from Subcontract Award until [ **** ]

(b)	The period of performance for:

[ **** ]

(c)	The period of performance for Items 0001B, 0003A, and 0003B facility change-overs will not exceed 30 calendar days after completion of prior vaccine campaign fill with the last of such change overs being completed no later than thirty days after the completion date for Item 0001A or Item 0002, whichever is later.

(d)	The period of performance for Items 0005A, 0005B, and 0006 will be negotiated with the Manufacturer prior to award of the delivery order(s).

(e)	The actual period of performance for delivery orders may extend beyond the Subcontract period of performance.

Section G

1.	Delete Provision G.1

Substitute:

     G.1   INVOICE/VOUCHER SUBMISSION

(1)	The Manufacturer shall submit an original and four (4) copies of contract invoices to the following address:

Acambis, Inc.
(Attn: Accounts Payable)
38 Sidney Street
Cambridge, MA. 02139

(2)	The Manufacturer shall include the following information with each invoice:

i	Manufacturer’s Name & Address;
ii	Manufacturer’s Tax Identification Number (TIN);
iii	Subcontract and Purchase Order Number;
iv	Invoice Number;
v	Invoice Date;
vi	Contract Line Item Number (per Section B) and Delivery Order Number Shown on each Delivery Order;
vii	Quantity, including (if applicable) specifying the number of vials of vaccine and diluent actually filled and delivered;

viii	Unit Price & Extended Amount for each line item, including the Fixed Price Billed based upon the actual number of vaccine and/or diluent vials filled and delivered;
ix	Total Amount of Invoice;
x	Name, title and telephone number of person to be notified in the event of a defective invoice;
xi	Payment address, if different from the information in (2)i. Above;
xii	A copy of the Certificate of Conformance (See Section J, Attachment G) signed by the Manufacturer for each batch of vaccine and/or diluent tendered for acceptance or for change over of manufacturing facility; and
xiii	If the invoice includes an amount due under Clauses H.3, H.3.1, H.4, or H.6 a description and a calculation for such amount.

(Any invoice submitted without required Certifications shall be considered defective and returned to Manufacturer without payment.)

(3)	Manufacturer may invoice twice monthly for delivered and accepted products and related services. For this purpose, products and related services are “delivered” if the Manufacturer has completed the certificate of analysis and the certificate of conformance and the filled vaccine and/or diluent vials are available for pick up by Buyer’s designee. Acceptance shall be evidenced by Buyer’s approval of the final batch records.

(4)	Together with Manufacturer’s final invoice for Subcontract Items,

Manufacturer shall submit a list of all property supplied to Manufacturer as Buyer-furnished property and a certification that all Buyer-furnished property has either been consumed as an expendable materials in performance of the Subcontract or returned to the Buyer.

2.	Delete Provision G.2(f)

Substitute:

(f)	Ordering Periods

(i) Items 0003A and 0003B– From Contract Award until 30 days after the completion date of Item 0001A or Item 0002, whichever is later.

(ii) Items 0004A and 0004B — From Contract Award until [ **** ]

(iii) Items 0005A and 0005B and 0006 – From Receipt of BLA until [ **** ]

Modification 0003

3.	Delete Provision G.7

Substitute:

G.7 BUYER’S OBLIGATION TO PAY

Buyer agrees to make timely payment on the payment dates set forth in this Agreement. In addition, unless the Subcontract specifies otherwise, Buyer agrees to make payment within thirty (30) calendar days of receipt of a properly submitted invoice or voucher.

Timely payment is essential to this Agreement. Should Buyer fail to pay a proper invoice (including batch records that are accepted, approved, and not disputed by the Buyer) within 30 days of receiving such invoice, Manufacture shall provide notice of such non-payment to Buyer. Buyer’s repeated failure to cure non-payments within 15 days of receiving notice from the Buyer will be a material breach of the Agreement.

Section H

1.	Delete Provision H.3

Substitute:

H.3 MISSED FILL FEES (ITEM 0001A — IND ACAM 2000 VACCINE)

(a)	Buyer shall provide the Manufacturer with sufficient bulk vaccine product to perform the number of fills per week during the Item 0001A period as shown in Section J, Attachment G.

(b)	Buyer will pay Manufacturer a “missed fill” fee of [ **** ]

(c)	If the Buyer fails to provide the Manufacturer sufficient bulk vaccine product to enable the Manufacturer to fill [****] of the [ **** ] scheduled for any week, Buyer will pay the Manufacturer [ **** ] for each of those two fills missed.

(d)	Manufacturer may invoice for the “missed fill” fee (paragraphs (b) and (c)above) at the conclusion of each one-week period (Monday through Sunday) during the Item 0001A period of performance.

Modification 0003

2.	Add Provision H.3.1

H.3.1 MANUFACTURER’S COMMITMENT TO PERFORM SCHEDULED FILLS

(a)	Missed Fills (Items 0001A and 0002)

[ **** ]

(b)	Supplemental Payment for [ **** ] Fills in a Week (Item 0001A)

[ **** ]

3.	Delete Provision H.4

Substitute:

H.4 GUARANTEED PAYMENT AND ADVANCE PAYMENTS (ITEM 0002 — IND ACAM 1000 VACCINE AND/OR IND ACAM 2000 VACCINE)

(a) Guaranteed Payment. [ **** ][ **** ].

[ **** ]

4.	Delete Provision H.5

Substitute:

H.5 PLANNED DATES FOR VACCINE FILL, LYOPHILIZATION, FINISH, AND CHANGEOVER

(a)	For planning purposes, the anticipated dates for the fill, lyophilization, and finish of ACAM 2000 under Item 0001A from [ **** ] to the completion of the Item 0001A period of performance and fill of vaccinia vaccine under Item 0002 are attached. (see Section J, Attachment G).

(b)	Buyer will provide Manufacturer notice of the tentative date for shipment of bulk vaccine no later than fourteen (14) calendar days prior to shipment and the actual planned date for shipment of bulk vaccine to Manufacturer no later than seven (7) calendar days prior to the anticipated shipment date. Manufacturer shall fill all bulk vaccine as soon as reasonably practicable based on a fill schedule of at least two completed fills per week.

(c)	Buyer will provide Manufacturer at least 20 days notice prior to the initiation of any change-over under Items 0001B, 0003A, 0003B, and/or 0005B.

Modification 0003

5.	Delete Provision H.6

Substitute:

H.6 VALIDATION OF CONSISTENCY OF MANUFACTURE

Manufacturer shall demonstrate consistency of its fill, finish and lyophilization process by manufacturing three (3) consecutive consistency lots of ACAM 2000 vaccine that conform to subcontract requirements. Acambis will notify CBL, in advance but no later than [ **** ] , which lots are intended as consistency lots. [ **** ].

6.	Add Provision H.6.1

[ **** ].
[ **** ].

Modification 0003

8.	Delete Provision H.17

Substitute:

H. 17 GOVERNMENT PROPERTY/BUYER FURNISHED PROPERTY

A.	Government Property

Manufacturer shall be responsible for the control and accountable record keeping for all Government Property under this subcontract in accordance with FAR Subpart 45.5 as supplemented by HHS Publication (OS) 74.115 entitled “Contractor’s Guide for Control of Government Property,” a copy of which will be provided upon request. Similar controls and record keeping procedures shall be used for any Buyer-furnished equipment as well.

The Chief of Material Management Branch, PGO, Centers for Disease Control and Prevention (CDC), is the Government’s Property Administrator for government property accountable under this contract. The subcontract Program Officer (or his duly authorized representative) shall be the Buyer’s Property Administrator for any Government or Buyer-furnished property under this subcontract. The Manufacturer agrees to furnish information regarding the Government property (or any Buyer-furnished property) under this contract to the respective Property Administrator, an authorized representative, or a duly designated successor(s). Any inquiry from or information proposed to be furnished to the Government Property Administrator shall be promptly reported to Buyer’s Property Administrator before furnishing information to the Government representative.

The following Government property shall be furnished to the Manufacturer under this Subcontract. Such items shall be marked as U.S. Government Property, with the Subcontract #200-2002-00012 (CBL), the Prime Contract #200-2000-00001 (Acambis Inc, Prime Contractor) (if not already so marked when received) and shall be managed and administered while in Subcontractor’s possession in accordance with the Government Property (Fixed Price Contracts) (Dec 1989) clause, FAR 52.245.2:

               [ **** ]

The Manufacturer shall not be responsible for any loss, damage, or destruction of the above Government property (hereafter referred to as “loss”), except to the extent that such loss:

(1)	has been insured by the Manufacturer, in which case, provision H.I2 shall apply, or

(2)	such loss was the result of Manufacturer’s negligence or failure to store or manufacture such vaccine in accordance with Good Manufacturing Practices (GMP) and the applicable batch records and subcontract requirements.

Modification 0003

B. Buyer Furnished Property

Buyer has provided Manufacturer with the property listed in Section J, Attachment H to this Subcontract as Buyer-furnished property. Manufacturer shall manage and administer such property in accordance with the Government Property (Fixed Price Contracts) (Dec 1989) clause, FAR 52.245-2, as modified to properly reflect the parties to this Subcontract. Buyer shall either mark all Buyer-furnished property as property of Acambis Inc. provided under Subcontract 200-2002-00012(CBL) or provide labels to Manufacturer for Manufacturer to label Buyer-furnished property.

Upon Subcontract completion and prior to final payment for Subcontract Items, Manufacturer shall return such Buyer-furnished property to the Buyer with the insurance and shipment charges (external costs) pre-paid and to be reimbursed by Acambis under this Subcontract.

9.	Delete Section J, List of Attachments

Substitute:

Section J – List of Attachments

A	Vaccine and Diluent Statements of Work & Schedule A, Agreement of Technical Responsibility

B	Confidentiality Agreement

C	CBL Security Plan (when submitted and approved after award)

D	Chesapeake Biological Laboratories Inc’s Representations, Certifications and Other Statements of Offerors

E	Acambis Delivery Order (See Section G.1)

F	Certificate of Conformance (See Section G.1)

G	Item 0001A and 00002 Planned Vaccine Schedule

H	Buyer-furnished Property

I	Modification 0003 General Release

Modification 0003

10.	Delete Section J, Attachment G

Substitute:

Section J, Attachment G
Subcontract 200-2002-00012 (CBL)
Acambis Prime Contractor

SCHEDULE

Item 0001A and 00002 Planned Vaccine Schedule
[ **** ]
ACAM 2000 (or ACAM 1000 with a change-over)

Week	Item Number	Number of Fills

[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]
[ **** ]	[ **** ]	[ **** ]

Modification 0003

11.	Delete Section J, Attachment H

Substitute:

Section J, Attachment H
Subcontract 200-2002-00012 (CBL)
Acambis Prime Contractor

BUYER-FURNISHED PROPERTY

A.     In accordance with Clause H.20, the Buyer has provided the following equipment (to be returned upon Subcontract completion) to the Manufacturer “as is” as Buyer-furnished property:

               [ **** ]

B.     In accordance with Clause H.17, the Buyer has provided the following materials (to be consumed in performing the Subcontract) to the Manufacturer “as is” as Buyer-furnished property:

          [ **** ]

Modification 0003

12.	Delete Section J, Attachment I

Substitute:

Section J, Attachment I
Subcontract 200-2002-00012 (CBL)
Acambis Prime Contractor

SUBCONTRACT 200-2002-00012(CBL)
MODIFICATION 0003 GENERAL RELEASE

A.     In consideration of the mutual promises and agreements reached in this Modification 0003, except as stated in paragraph (c) below, the Parties mutually release and forever discharge each other from:

1. any and all rights, known or unknown, arising under or relating to the performance of this Subcontract (including the changes made in this Subcontract modification) that the Parties may have against each other as of the date of the first signature on this Modification 0003 with respect to: (a) any rights to equitable adjustment or other relief to which a Party may be entitled under the Subcontract provisions, (b) damages, (c) interest, and (d) any other relief, claims, demands, and causes of action to which a Party may be entitled at law or equity; and

2. any and all rights, known or unknown, the Parties may have to a price adjustment as the result of any increased costs (including but not limited to, costs resulting from delays, disruption, loss of efficiency and/or impact costs, including cumulative impact costs) and associated profit, including any anticipatory profit lost, and schedule adjustments with respect to any and all matters arising under or relating to Subcontract performance, including the changes made in this Subcontract Modification 0003.

B.     Chesapeake Biological Laboratories (CBL) hereby cancels Invoice 8242, thereby removing any liability for that invoice from Acambis Inc.

C.     The above general release shall not affect CBL’s right:

1. to payment for any vaccine or diluent (items) delivered, but for which the applicable batch records have not yet been approved, to the extent that such items are determined to comply with Subcontract requirements; and

2. to payment of pending invoices [ **** ] to the extent that such invoices are proper and are determined to cover product and services that comply with Subcontract requirements.